Logitech OEM Distribution and Installation Agreement

This agreement ("Agreement") is entered into as of the 26th day of March 1997, between Pacific Magtron, a Corp. having its principal place of business at 1600 California Cir, ("Buyer") and Logitech, Inc., having its principal place of business at 8505 Kaiser Drive, Fremont, CA 94555 ("Logitech").

1. DEFINITIONS
"Product" of "Products" shall mean Logitech's computer peripherals and related software, including, but not limited to, computer mice, trackballs, touchpads, joysticks, scanners and digital video cameras, and software therefore. "Computer Hardware" shall be defined to be an assembled computer system which includes at a minimum a motherboard with CPU, hard disk drive, power supply and case. BUYER agrees that it defines its business to be in Hardware manufacturing, system assembling, motherboard or bare-bones system distribution or reselling.

2. USE OF PRODUCTS
Logitech hereby grants BUYER a non-exclusive right to use, install, integrate and resell Products for use with any BUYER Computer Hardware. BUYER shall require all persons and entities in its distribution channels to comply with the foregoing restriction. Product and Product Packaging may not be modified, altered, repackaged, reassembled or supplemented in any way. BUYER shall not advertise or otherwise market the Product(s) as separate items, but shall clearly indicate in all marketing materials that the Product(s) are available only as an indivisible part of the Computer Hardware. Buyer shall not publish or otherwise disclose separate prices for the Product(s), but shall price the Computer Hardware with the Product(s) at a single indivisible unit. No license is given or implied to reproduce any Logitech software or to distribute, license or sell as a separate item any software which is part of the Product. BUYER agrees that it will not export or re-export Product(s) to any country, person, entity or end user outside of the United States, Canada and Latin America.

3. WARRANTY
a) LIMITED WARRANTY: Logitech warrants that all Products delivered under this Agreement will be free from defects in materials or workmanship and will perform for a period of twelve (12) months from the date of manufacture by Logitech. This warranty shall include parts and labor and shall apply to any Product which is or becomes defective during the applicable warranty period and is returned to Logitech, freight prepaid. Logitech will repair or replace, at its option and without charge to Buyer. LOGITECH MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, AND EXPRESSLY EXCLUDES AND DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ARISING FROM THE COURSE OF DEALINGS BETWEEN THE PARTIES AND/OR FROM USAGE OF TRADE. b) RETURN POLICY No products shall be returned to Logitech except in conformance with the Logitech standard return policy. Only defective products may be returned. Logitech shall be under no obligation to accept any Products returned by BUYER unless BUYER shall have first contacted Logitech, described the nature of the problem, obtained a Returned Material Authorization (RMA) number and shipped the Products to Logitech in shipping containers suitable for protection of the Products, with the RMA number conspicuously displayed on the outside of the shipping carton. All products returned to Logitech shall be returned by BUYER at BUYER'S expense.

4. LIMITATION OF LIABILITY
IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES, LOST PROFITS, OR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING IN ANY WAY OUT OF THE SALE, TERMINATION OF THE AGREEMENT, BREACH OF WARRANTY AND/OR AGREEMENT TO SELL BUYER PRODUCTS OR SERVICES. This LIMITATION SHALL APPLY EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

5. OTHER TERMS
TERM AND TERMINATION. This Agreement shall become effective as of the date it is signed by both parties and shall automatically renew every April 1 unless a Party, in its sole discretion, elects, upon thirty (30) days written notice, to not renew the Agreement. During the term of this Agreement, either party may terminate this Agreement for its convenience upon thirty (30) days written notice and Logitech may terminate this Agreement immediately if Buyer becomes insolvent or engages in any illegal and/or unethical practices. INDEPENDENT CONTRACTORS. The Parties are independent contractors with respect to each other, and not agents of each other, and Buyer has no authority to bind Logitech. CONFIDENTIAL INFORMATION. The terms and conditions of this Agreement constitute Logitech confidential information and shall not be disclosed by Buyer to third parties. INDEMNIFICATION. Buyer, upon Logitech's request, shall indemnify Logitech for all costs, fees and damages incurred by Logitech and its affiliates that arise from Buyer and its customers' acts and omissions. ENTIRE AGREEMENT AND APPLICABLE LAW. The terms and conditions in this Agreement constitute the entire and final agreement between Logitech and Buyer regarding the purchase and sale of the goods or services from Logitech. Any and all representations, promises, warranties or statements by Logitech agents that differ in any way from the terms of this Agreement shall be given no force or effect. This Agreement may only be modified in writing signed by both parties' authorized representatives. Any suit hereunder shall be brought in the federal or state courts in the districts which include Fremont, California, and Buyer hereby agrees and submits to the personal jurisdiction and venue thereof. This Agreement shall be governed by construed in accordance with the laws of the State of California, without regard to any provision concerning the applicability of the laws of other jurisdictions.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

LOGITECH, INC.                                        BUYER
/s/ Dan McConnaughey                                  /s/ Eddie Shen
------------------------                              -------------------
Dan McConnaughey 4/4/97                               Eddie Shen